Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Craig A. Lampo
Senior Vice President and
Chief Financial Officer
203-265-8625
www.amphenol.com

FOURTH QUARTER 2019 RESULTS

REPORTED BY AMPHENOL CORPORATION

Wallingford, Connecticut.  January 22, 2020.  Amphenol Corporation (NYSE: APH) reported today GAAP diluted Earnings Per Share (“EPS”) for the fourth quarter 2019 of $1.03 compared to $1.09 for the comparable 2018 period.  GAAP diluted EPS for the fourth quarter 2019 included an excess tax benefit of approximately $17 million ($0.05 per share) related to stock options exercised during the quarter.  In the fourth quarter 2018, GAAP Diluted EPS included (i) a benefit of approximately $15 million ($0.04 per share) resulting from the finalization of the provisional income tax charge recorded in the fourth quarter 2017 related to the enactment of the U.S. Tax Cuts and Jobs Act (the “Tax Act”) and (ii) an excess tax benefit of $6 million ($0.02 per share) related to stock options exercised, partially offset by (iii) acquisition-related transaction costs of $9 million ($0.02 per share). Excluding the effect of these items, Adjusted Diluted EPS1 for the fourth quarter 2019 was $0.98 compared to $1.05 for the fourth quarter 2018.

Sales for the fourth quarter 2019 were $2.151 billion compared to $2.225 billion for the comparable 2018 period. Currency translation had the effect of decreasing sales by approximately $14 million in the fourth quarter 2019 compared to the 2018 period.

For the year ended December 31, 2019, GAAP Diluted EPS was $3.75, compared to $3.85 in 2018.  GAAP Diluted EPS in 2019 included (i) an excess tax benefit of $38 million ($0.12 per share) related to stock options exercised during the period, partially offset by (ii) acquisition-related costs of approximately $25 million ($0.07 per share) and (iii) refinancing-related costs associated with the early extinguishment of debt during the period of $14 million ($0.04 per share).  In the comparable 2018 period, GAAP Diluted EPS included (i) the previously mentioned benefit resulting from the finalization of the provisional income tax charge related to the Tax Act and (ii) an excess tax benefit of $20 million ($0.06 per share) related to stock options exercised during the period, partially offset by (iii) the previously mentioned acquisition-related transaction costs.  Excluding the effect of these items, Adjusted Diluted EPS for the years ended December 31, 2019 and 2018 was $3.74 and $3.77, respectively.

Sales for the year ended December 31, 2019 were a record $8.225 billion, which compared to $8.202 billion for the 2018 period.  Currency translation had the effect of decreasing sales by approximately $126 million in 2019 compared to 2018.

Amphenol President and Chief Executive Officer, R. Adam Norwitt, stated, “We are very pleased to close 2019 with both fourth quarter sales and Adjusted Diluted EPS exceeding the high end of our guidance, reaching $2.151 billion and $0.98, respectively.  Compared to the fourth quarter 2018, sales decreased 3% as a result of moderations in the communications-related markets, particularly the mobile devices and mobile networks markets, which were offset in part by strong growth in the military and commercial air markets together with contributions from the Company’s acquisition program.  For the full year 2019, sales were up slightly in U.S. dollars, driven by strong growth in the military and commercial air markets as well as contributions from the Company’s acquisition program.  This growth was largely offset by reductions in the communications-related markets, in particular the mobile devices market, together with the negative effect of currency translation.”

“We are very proud that the Company continues to execute well amidst an uncertain demand environment, with Adjusted Operating Margins reaching 20.0% for both the fourth quarter and full year 2019.”

“Operating cash flow in the fourth quarter and full year 2019 was a very strong $424 million and $1.502 billion, respectively, another confirmation of the quality of the Company’s earnings.  The Company continues to deploy its financial strength in a variety of ways to increase shareholder value.  To that end, the Company purchased 0.4 million shares of its common stock during the fourth quarter for $43 million, bringing total share repurchases in 2019 to 6.5 million shares or $602 million.  The Company also paid dividends of $74 million during the fourth quarter, bringing total dividends paid in 2019 to $280 million, resulting in total capital returned to shareholders in 2019 of more than $880 million.”

“The Company continues to expand its growth opportunities through a deep commitment to developing enabling technologies for customers in all markets, an ongoing strategy of market and geographic diversification and an active and successful acquisition program.  We are particularly proud of the Company’s progress in our acquisition program in 2019, with nine new companies joining the Amphenol family.  These new family members broaden our product offering, expand our position across our diversified end markets and deepen our pool of talent.  As part of that program, we are excited to have closed on the acquisition of EXA Thermometrics India Private Limited (“EXA”) in January. Based in India and with annual sales of approximately $10 million, EXA designs and manufactures temperature sensors for the industrial market. While relatively small in scale, this acquisition bolsters our growing sensor offering and expands our low-cost capabilities for these important products, while bringing another strong management team into the Amphenol family.”

“As we look ahead, the overall demand environment continues to reflect a heightened level of uncertainty in the global economy.  Given this environment, and assuming current exchange rates, we expect first quarter 2020 sales in the range of $1.960 billion to $2.000 billion and Adjusted Diluted EPS in the range of $0.85 to $0.87.  For the full year 2020, we expect sales in the range of $8.240 billion to $8.400 billion, representing flat to 2% growth over 2019, and Adjusted Diluted EPS to be in the range of $3.76 to $3.84, representing 1% to 3% growth over 2019.

“While the current demand environment is still challenging, we remain confident in the platform of strength that has been created by the Company’s consistent and strong performance.  The electronics revolution continues to create exciting long-term growth opportunities for Amphenol across each of our diversified end markets, with customers driving their products and networks to achieve ever higher levels of performance.  We believe these opportunities will drive a long-term increase in demand for our expanded range of high-technology interconnect, sensor and antenna products.  Our ongoing actions to leverage our competitive advantages and create sustained financial strength in all economic environments, as well as our initiatives to expand our high-technology product offerings, both organically and through our acquisition program, have created an excellent base for future performance.  I am confident in the ability of our outstanding, entrepreneurial management team to dynamically adjust to the always-changing environment, to continue to generate strong profitability and to further capitalize on the many opportunities to expand our market position.”

The Company will host a conference call to discuss its fourth quarter results at 1:00 PM (EST) Wednesday, January 22, 2020.  The toll-free dial-in number to participate in this call is 888-455-0949; International dial-in number is +1-773-799-3973; Passcode: LAMPO.  There will be a replay available until 11:59 PM (EST)  Saturday, February 22, 2020.  The replay numbers are toll free 866-513-1231; International toll number is +1-203-369-1974; Passcode: 7183.

A live broadcast as well as a replay can be accessed through the Investor Relations section of the company’s website at https://investors.amphenol.com.

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.  Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors.  Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events and are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words such as: “anticipate,” “could,” “continue,” “expect,” “estimate,” “forecast,” “ongoing,” “project,” “seek,” “predict,” “target,” “will,” “intend,” “plan,” “optimistic,” “potential,” “guidance,” “may,” “should,” or “would” and other words and terms of similar meaning.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity or other financial matters.  Although the Company believes the expectations reflected in such forward-looking statements, including regarding the first quarter and full year 2020 sales expectations and Adjusted Diluted EPS expectations, are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:  political, economic, military and other risks in countries outside of the United States; the impact of general economic conditions, geopolitical conditions and U.S. trade policies, legislation, trade disputes, treaties and tariffs, including those affecting China, on the Company’s business operations; risks associated with the improper conduct by any of our employees, customers, suppliers, distributors or any other business partners which could impair our business reputation and financial results and could result in our non-compliance with anti-corruption laws and regulations of the U.S. government and various foreign jurisdictions; changes in exchange rates of the various currencies in which the Company conducts business; the Company’s ability to obtain a consistent supply of materials, at stable pricing levels; the Company’s dependence on sales to the communications industry, which markets are dominated by large manufacturers and operators who regularly exert significant pressure on suppliers, including the Company; changes in defense expenditures in the military market, including the impact of reductions or changes in the defense budgets of U.S. and foreign governments;

the Company’s ability to compete successfully on the basis of technology innovation, product quality and performance, price, customer service and delivery time; the Company’s ability to continue to conceive, design, source and market new products and upon continuing market acceptance of its existing and future product lines; difficulties and unanticipated expenses in connection with purchasing and integrating newly acquired businesses, including the potential for the impairment of goodwill and other intangible assets; events beyond the Company’s control that could lead to an inability to meet its financial covenants which could result in a default under the Company’s revolving credit facility; the Company’s ability to access the capital markets on favorable terms, including as a result of significant deterioration of general economic or capital market conditions, or as a result of a downgrade in the Company’s credit rating; changes in interest rates; government contracting risks that the Company may be subject to, including laws and regulations governing performance of U.S. government contracts and related risks associated with conducting business with the U.S. government; governmental export and import controls that certain of our products may be subject to, including export licensing, customs regulations, economic sanctions or other laws; cybersecurity threats or incidents that could arise on our information technology systems which could disrupt business operations and adversely impact our reputation and operating results and potentially lead to litigation and/or governmental investigations; changes in fiscal and tax policies, audits and examinations by taxing authorities, laws, regulations and guidance in the United States and foreign jurisdictions, including related interpretations of certain provisions of the Tax Act; any difficulties in protecting the Company’s intellectual property rights; and litigation, customer claims, product recalls, governmental investigations or environmental matters.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q and the Company’s other reports filed with the Securities and Exchange Commission.  These or other uncertainties may cause the Company’s actual future results to be materially different than those expressed in any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  This press release also contains certain non-GAAP financial information, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol Corporation, Adjusted Effective Tax Rate and Adjusted Diluted EPS (collectively, “non-GAAP financial measures”), which are intended to supplement the reported GAAP results.  Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  Non-GAAP financial measures discussed within this press release exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented.  Items excluded in the presentation of the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs and certain discrete tax items including but not limited to the excess tax benefits related to stock-based compensation as well as the impact of significant changes in tax law.   Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release.   However, such non-GAAP financial measures should not be considered in isolation, as a substitute for or superior to the related GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.  The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with GAAP.

1   All referenced non-GAAP financial measures are defined in the tables at the end of this press release.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net sales	$2,151.0	$2,224.7	$8,225.4	$8,202.0

Cost of sales	1,472.3	1,509.7	5,609.4	5,547.1

Gross profit	678.7	715.0	2,616.0	2,654.9

Acquisition-related expenses	—	8.5	25.4	8.5

Selling, general and administrative expenses	248.9	248.9	971.4	959.5

Operating income	429.8	457.6	1,619.2	1,686.9

Interest expense	(28.1)	(26.4)	(117.6)	(101.7)
Loss on early extinguishment of debt	—	—	(14.3)	—
Other income, net	0.9	0.7	8.6	3.2

Income before income taxes	402.6	431.9	1,495.9	1,588.4

Provision for income taxes (1)	(81.8)	(90.7)	(331.9)	(371.5)

Net income	320.8	341.2	1,164.0	1,216.9
Less: Net income attributable to noncontrolling interests	(2.1)	(3.1)	(9.0)	(11.9)

Net income attributable to Amphenol Corporation	$318.7	$338.1	$1,155.0	$1,205.0

Net income per common share - Basic	$1.07	$1.13	$3.88	$4.00

Weighted average common shares outstanding - Basic	297.2	299.8	297.5	301.2

Net income per common share - Diluted (2)	$1.03	$1.09	$3.75	$3.85

Weighted average common shares outstanding - Diluted	308.2	309.7	307.9	312.6

Dividends declared per common share	$0.25	$0.23	$0.96	$0.88

Note 1   Provision for income taxes for the three months ended December 31, 2019 and 2018 includes excess tax benefits related to stock-based compensation of $16.8 million ($0.05 per share) and $5.7 million ($0.02 per share), respectively.  Provision for income taxes for the three months ended December 31, 2018 also includes an income tax benefit of $14.5 million ($0.04 per share) related to the 2018 final adjustment associated with the estimated income tax charge (the “Tax Act Charge”) recorded in 2017 resulting from the Tax Cuts and Jobs Act (the “Tax Act”) enacted into law in December 2017.

Provision for income taxes for the twelve months ended December 31, 2019 and 2018 includes excess tax benefits related to stock-based compensation of $38.1 million ($0.12 per share) and $19.8 million ($0.06 per share), respectively.  Provision for income taxes for the twelve months ended December 31, 2018 also includes the income tax benefit related to the Tax Act noted above.

Note 2   Net income per share for the three months ended December 31, 2019 includes excess tax benefits related to stock-based compensation discussed in Note 1.  Net income per share for the twelve months ended December 31, 2019 includes (i)  the excess tax benefits related to stock-based compensation discussed in Note 1, partially offset by (ii) acquisition-related expenses of $25.4 million ($21.0 million after-tax or $0.07 per share) comprised of the amortization of $15.7 million related to the value associated with acquired backlog primarily from the SSI acquisition, as well as external transaction costs of $9.7 million and (iii) the refinancing-related costs of $14.3 million ($12.5 million after-tax or $0.04 per share) incurred in the third quarter of 2019 associated with the early extinguishment of debt.  Net income per share for the three and twelve months ended December 31, 2018 includes the excess tax benefits related to stock-based compensation and the income tax benefit related to the Tax Act, as discussed in Note 1, which were partially offset by acquisition-related expenses of $8.5 million ($7.2 million after-tax or $0.02 per share) in both periods.

Excluding these effects, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $0.98 and $1.05 for the three months ended December 31, 2019 and 2018, respectively, and $3.74 and $3.77 for the twelve months ended December 31, 2019 and 2018, respectively.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	December 31,	December 31,
	2019	2018
ASSETS

Current Assets:
Cash and cash equivalents	$891.2	$1,279.3
Short-term investments	17.4	12.4
Total cash, cash equivalents and short-term investments	908.6	1,291.7
Accounts receivable, less allowance for doubtful accounts of $33.6 and $33.5, respectively	1,736.4	1,791.8
Inventories	1,310.1	1,233.8
Prepaid expenses and other current assets	256.1	254.3

Total current assets	4,211.2	4,571.6

Property, plant and equipment, less accumulated depreciation of $1,487.2 and $1,314.8, respectively	999.0	875.8
Goodwill	4,867.1	4,103.2
Other intangible assets, net	442.0	397.9
Other long-term assets (1)	296.2	96.4

	$10,815.5	$10,044.9

LIABILITIES & EQUITY

Current Liabilities:
Accounts payable	$866.8	$890.5
Accrued salaries, wages and employee benefits	171.8	157.2
Accrued income taxes	127.9	203.5
Accrued dividends	74.4	68.7
Other accrued expenses (1)	488.5	367.1
Current portion of long-term debt	403.3	764.3

Total current liabilities	2,132.7	2,451.3

Long-term debt, less current portion	3,203.4	2,806.4
Accrued pension and postretirement benefit obligations	198.8	190.2
Deferred income taxes	260.4	255.6
Other long-term liabilities (1)	424.0	277.2

Equity:
Common stock	0.3	0.3
Additional paid-in capital	1,683.3	1,433.2
Retained earnings	3,348.4	3,028.7
Treasury stock, at cost	(70.8)	(55.0)
Accumulated other comprehensive loss	(430.9)	(390.2)

Total shareholders' equity attributable to Amphenol Corporation	4,530.3	4,017.0

Noncontrolling interests	65.9	47.2

Total equity	4,596.2	4,064.2

	$10,815.5	$10,044.9

Note 1   As a result of the adoption in 2019 of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842),  Other long-term assets increased approximately $197 million, Other accrued expenses increased approximately $54 million and Other long-term liabilities increased approximately $145 million as of December 31, 2019.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Twelve Months Ended
	December 31,
	2019	2018
Cash from operating activities:
Net income	$1,164.0	$1,216.9
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	312.1	299.7
Stock-based compensation expense	63.0	55.6
Loss on early extinguishment of debt	14.3	—
Deferred income tax provision (benefit)	15.2	(12.0)
Net change in components of working capital	(81.6)	(362.4)
Net change in accrued pension and postretirement benefits (1)	7.2	(76.6)
Net change in other long-term assets and liabilities	8.1	(8.5)

Net cash provided by operating activities (1)	1,502.3	1,112.7

Cash from investing activities:
Capital expenditures	(295.0)	(310.6)
Proceeds from disposals of property, plant and equipment	7.4	5.0
Purchases of short-term investments	(65.4)	(44.5)
Sales and maturities of short-term investments	61.6	67.2
Acquisitions, net of cash acquired	(937.4)	(158.9)

Net cash used in investing activities	(1,228.8)	(441.8)

Cash from financing activities:
Proceeds from issuance of senior notes	1,398.8	571.7
Repayments of long-term debt	(1,111.5)	(15.2)
(Repayments) borrowings under commercial paper programs, net	(229.0)	(544.6)
Payment of costs related to debt financing	(14.9)	(5.6)
Payment of premiums and fees related to early extinguishment of debt	(13.4)	—
Proceeds from exercise of stock options	246.1	130.7
Distributions to and purchases of noncontrolling interests	(43.3)	(18.2)
Purchase of treasury stock	(601.7)	(935.2)
Dividend payments	(279.5)	(253.7)

Net cash used in financing activities	(648.4)	(1,070.1)

Effect of exchange rate changes on cash and cash equivalents	(13.2)	(40.6)

Net change in cash and cash equivalents	(388.1)	(439.8)

Cash and cash equivalents balance, beginning of year	1,279.3	1,719.1

Cash and cash equivalents balance, end of year	$891.2	$1,279.3

Cash paid during the year for:
Interest	$116.6	$94.2
Income taxes, net	408.3	393.2

Note 1   Net change in accrued pension and postretirement benefits for the twelve months ended December 31, 2018 included an $81 million payment made to fund the Company’s U.S. defined benefit pension plans, which had the impact of reducing Net cash provided by operating activities by the same amount for this period.

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net sales:
Interconnect Products and Assemblies	$2,051.3	$2,122.4	$7,840.3	$7,781.9
Cable Products and Solutions	99.7	102.3	385.1	420.1
Consolidated Net sales	$2,151.0	$2,224.7	$8,225.4	$8,202.0

Operating income:
Interconnect Products and Assemblies	$450.5	$483.6	$1,722.7	$1,752.5
Cable Products and Solutions	10.0	12.2	39.5	52.6
Stock-based compensation expense	(16.6)	(15.2)	(63.0)	(55.6)
Other operating expenses	(14.1)	(14.5)	(54.6)	(54.1)
Acquisition-related expenses	—	(8.5)	(25.4)	(8.5)
Consolidated Operating income	$429.8	$457.6	$1,619.2	$1,686.9

Operating margin (%):
Interconnect Products and Assemblies	22.0%	22.8%	22.0%	22.5%
Cable Products and Solutions	10.0%	11.9%	10.2%	12.5%
Stock-based compensation expense	-0.8%	-0.7%	-0.8%	-0.7%
Other operating expenses	-0.7%	-0.7%	-0.7%	-0.7%
Acquisition-related expenses	0.0%	-0.4%	-0.3%	-0.1%
Consolidated Operating margin (%)	20.0%	20.6%	19.7%	20.6%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  The following non-GAAP financial measures exclude income and expenses that are not directly related to the Company's operating performance during the periods presented.  Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law.  The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.  Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the periods presented:

	Three Months Ended December 31,
	2019					2018
			Net Income					Net Income
			attributable	Effective				attributable	Effective
	Operating	Operating	to Amphenol	Tax	Diluted	Operating	Operating	to Amphenol	Tax	Diluted
	Income	Margin (1)	Corporation	Rate (1)	EPS	Income	Margin (1)	Corporation	Rate (1)	EPS
Reported (GAAP)	$429.8	20.0%	$318.7	20.3%	$1.03	$457.6	20.6%	$338.1	21.0%	$1.09
Acquisition-related expenses	-	-	-	-	-	8.5	0.4	7.2	(0.2)	0.02
Excess tax benefits related to stock-based compensation	-	-	(16.8)	4.2	(0.05)	-	-	(5.7)	1.3	(0.02)
Tax Act Charge (benefit)	-	-	-	-	-	-	-	(14.5)	3.4	(0.04)
Adjusted (non-GAAP) (2)	$429.8	20.0%	$301.9	24.5%	$0.98	$466.1	21.0%	$325.1	25.5%	$1.05

	Twelve Months Ended December 31,
	2019					2018
			Net Income					Net Income
			attributable	Effective				attributable	Effective
	Operating	Operating	to Amphenol	Tax	Diluted	Operating	Operating	to Amphenol	Tax	Diluted
	Income	Margin (1)	Corporation	Rate (1)	EPS	Income	Margin (1)	Corporation	Rate (1)	EPS
Reported (GAAP)	$1,619.2	19.7%	$1,155.0	22.2%	$3.75	$1,686.9	20.6%	$1,205.0	23.4%	$3.85
Acquisition-related expenses	25.4	0.3	21.0	(0.1)	0.07	8.5	0.1	7.2	-	0.02
Loss on early extinguishment of debt	-	-	12.5	(0.1)	0.04	-	-	-	-	-
Excess tax benefits related to stock-based compensation	-	-	(38.1)	2.5	(0.12)	-	-	(19.8)	1.2	(0.06)
Tax Act Charge (benefit)	-	-	-	-	-	-	-	(14.5)	0.9	(0.04)
Adjusted (non-GAAP) (2)	$1,644.6	20.0%	$1,150.4	24.5%	$3.74	$1,695.4	20.7%	$1,177.9	25.5%	$3.77

(1)

While the terms “operating margin” and “effective tax rate” are not considered U.S. GAAP financial measures, for purposes of this table, we derive the reported (GAAP) measures based on GAAP results, which serve as the basis for the reconciliation to their comparable non-GAAP financial measure.

(2)	The definitions of non-GAAP financial measures used are as follows:

Adjusted Operating Income is defined as Operating Income (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses that are not directly related to the Company's operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income attributable to Amphenol Corporation is defined as Net Income attributable to Amphenol Corporation (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses and their specific tax effects that are not directly related to the Company's operating performance during the periods presented.

Adjusted Effective Tax Rate is defined as Provision for income taxes (as reported in the Condensed Consolidated Statements of Income) expressed as a percentage of Income before income taxes (as reported in the Condensed Consolidated Statements of Income), each excluding the income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share (as reported in accordance with U.S. GAAP), excluding income and expenses and their specific tax effects that are not directly related to the Company's operating performance during the periods presented.  Adjusted Diluted EPS is calculated as Adjusted Net Income attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Condensed Consolidated Statements of Income).